Exhibit 99.1

Globus Medical Reports 2014 Second Quarter Results

AUDUBON, PA, August 5, 2014: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced its financial results for the second quarter ended June 30, 2014.

•	Worldwide sales were $113.6 million, a 6.1% increase over the second quarter 2013

•	Second quarter net income was $20.6 million, compared to $7.4 million last year

•	Earnings per diluted share (EPS) were $0.22 in the quarter, compared to $0.08 in 2013

•	Non-GAAP EPS was $0.23, up from $0.21 in the second quarter of 2013

•	Quarterly Non-GAAP Adjusted EBITDA was 35.4%, an increase over the 34.0% in 2013

David Paul, Chairman and CEO said, "Quarterly sales were up 6.1% over last year, and we continue to execute and produce strong profitability while maintaining our steadfast focus on product innovation. This quarter we launched five new products including CREOTM Threaded, part of our growing new pedicle screw platform, CREO. CREO Threaded offers controlled gradual correction for complex deformity users who prefer threaded locking caps and addresses the largest segment of the spine market. We are confident in our long term growth prospects and our ability to sustain our industry leading profitability by continued execution of our business model."

Second quarter net sales were $113.6 million, as compared to $107.0 million last year, representing a 6.1% increase. Sales in the US and international grew by 3.6% and 34.1%, respectively, over the same quarter in 2013. International sales currently represent 10.5% of total sales.

Non-GAAP Adjusted EBITDA for the quarter was 35.4% of net sales, compared to 34.0% for the second quarter last year. Non-GAAP net income for the quarter, which excludes the provisions for litigation, was $21.5 million, or $0.23 per diluted share, as compared to $20.0 million, or $0.21 per diluted share, for 2013. GAAP net income for the quarter was $20.6 million, or $0.22 per diluted share, as compared to $7.4 million, or $0.08 per diluted share, in the second quarter of 2013.

Cash, cash equivalents and marketable securities ended the quarter at $313.0 million, increasing by $8.1 million during the quarter. The company remains debt free.

Revenue and Non-GAAP Diluted Earnings per Share Guidance
The company today revised its 2014 revenue guidance and now expects full year net sales to be in the range of $460 to $465 million. Full year Non-GAAP diluted earnings per share guidance remained unchanged, and is expected to be in the range of $0.90 to $0.92 per share of common stock.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2014 first quarter results with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

If you are unable to participate during the live teleconference, the call will be archived until Tuesday, August 19, 2014. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The pass code for the audio replay is 2863-3213.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, Adjusted EBITDA, which represents net income before interest (income)/expense, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, changes in the fair value of acquisition-related contingent consideration, provision for litigation and provision for litigation - cost of goods sold, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. In addition, for the periods ended June 30, 2014 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represent net income and diluted earnings per share, respectively, before provisions for litigation, which is net of the tax effects of such provisions. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operative performance from period to period as they remove the effects of litigation, which we believe are not reflective of underlying business trends. We also define the non-GAAP measure of Free Cash Flow as the net cash provided by operating activities less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.

Adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share and Free Cash Flow are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of Adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share and Free Cash Flow may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Sales	$113,573	$107,009	$227,783	$212,027
Cost of goods sold	26,583	23,501	51,895	46,994
Provision for litigation - cost of goods sold	0	1,260	0	1,260
Gross profit	86,990	82,248	175,888	163,773

Operating expenses:
Research and development	7,694	7,037	15,137	13,884
Selling, general and administrative	46,425	45,750	93,103	91,147
Provision for litigation	1,318	18,269	3,853	18,319
Total operating expenses	55,437	71,056	112,093	123,350

Operating income	31,553	11,192	63,795	40,423
Other income/(expense), net	325	(221)	570	58
Income before income taxes	31,878	10,971	64,365	40,481
Income tax provision	11,231	3,545	22,579	13,164

Net income	$20,647	$7,426	$41,786	$27,317

Earnings per share:
Basic	$0.22	$0.08	$0.44	$0.30
Diluted	$0.22	$0.08	$0.44	$0.29
Weighted average shares outstanding:
Basic	94,212	92,415	93,965	92,110
Diluted	95,480	93,970	95,328	93,772

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$136,500	$89,962
Short-term marketable securities	139,765	148,962
Accounts receivable, net of allowances of $1,554 and $1,581, respectively	65,054	62,414
Inventories	76,362	70,350
Prepaid expenses and other current assets	5,412	5,080
Income taxes receivable	4,690	2,723
Deferred income taxes	39,317	37,317
Total current assets	467,100	416,808
Property and equipment, net of accumulated depreciation of $109,342 and $99,910, respectively	65,572	64,150
Long-term marketable securities	36,754	36,528
Intangible assets, net	29,271	29,537
Goodwill	18,372	18,372
Other assets	931	909
Total assets	$618,000	$566,304

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	8,814	10,073
Accounts payable to related party	4,159	2,656
Accrued expenses	51,366	51,125
Income taxes payable	212	2,358
Business acquisition liabilities, current	1,419	1,730
Total current liabilities	65,970	67,942
Business acquisition liabilities, net of current portion	15,449	15,528
Deferred income taxes	4,147	6,385
Other liabilities	4,124	4,089
Total liabilities	89,690	93,944
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 94,367 and 93,443 shares at June 30, 2014 and December 31, 2013, respectively	94	93
Additional paid-in capital	168,008	153,987
Accumulated other comprehensive loss	(867)	(1,009)
Retained earnings	361,075	319,289
Total equity	528,310	472,360
Total liabilities and equity	$618,000	$566,304

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
(In thousands)	June 30, 2014	June 30, 2013
Cash flows from operating activities:
Net income	$41,786	$27,317
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,684	9,352
Amortization of premium on marketable securities	1,566	755
Provision for excess and obsolete inventories	3,535	3,463
Stock-based compensation	3,550	2,478
Allowance for doubtful accounts	112	89
Change in deferred income taxes	(4,231)	(5,806)
(Increase)/decrease in:
Accounts receivable	(2,491)	(4,410)
Inventories	(9,494)	(12,955)
Prepaid expenses and other assets	(384)	(2,501)
Increase/(decrease) in:
Accounts payable	(821)	243
Accounts payable to related party	1,503	2,645
Accrued expenses and other liabilities	385	15,824
Income taxes payable/receivable	(4,118)	(9,238)
Net cash provided by operating activities	41,582	27,256

Cash flows from investing activities:
Purchases of marketable securities	(105,015)	(144,062)
Maturities of marketable securities	95,292	3,900
Sales of marketable securities	17,155	—
Purchases of property and equipment	(12,231)	(12,956)
Net cash used in investing activities	(4,799)	(153,118)

Cash flows from financing activities:
Payment of business acquisition liabilities	(600)	(700)
Proceeds from issuance of common stock	6,631	4,254
Excess tax benefit related to nonqualified stock options	3,841	2,187
Net cash provided by financing activities	9,872	5,741

Effect of foreign exchange rate on cash	(117)	35

Net increase/(decrease) in cash and cash equivalents	46,538	(120,086)
Cash and cash equivalents, beginning of period	89,962	212,400
Cash and cash equivalents, end of period	$136,500	$92,314

Supplemental disclosures of cash flow information:
Interest paid	25	30
Income taxes paid	$27,122	$25,891

The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands, except percentages)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income	$20,647	$7,426	$41,786	$27,317
Interest income, net	(195)	(144)	(396)	(190)
Provision for income taxes	11,231	3,545	22,579	13,164
Depreciation and amortization	5,387	4,742	10,684	9,352
EBITDA	37,070	15,569	74,653	49,643
Stock-based compensation	1,623	1,166	3,550	2,478
Provision for litigation	1,318	18,269	3,853	18,319
Provision for litigation - cost of goods sold	—	1,260	—	1,260
Change in fair value of acquisition-related contingent consideration	143	74	153	144
Adjusted EBITDA	$40,154	$36,338	$82,209	$71,844
Adjusted EBITDA as a percentage of sales	35.4%	34.0%	36.1%	33.9%
Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income	$20,647	$7,426	$41,786	$27,317
Provision for litigation, net of taxes	854	11,802	2,497	11,834
Provision for litigation - cost of goods sold, net of taxes	—	814	—	814
Non-GAAP Net Income	$21,501	$20,042	$44,283	$39,965
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(Per share amounts)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Diluted earnings per share, as reported	$0.22	$0.08	$0.44	$0.29
Provision for litigation, net of taxes	0.01	0.12	0.02	0.13
Provision for litigation - cost of goods sold, net of taxes	—	0.01	—	0.01
Non-GAAP diluted earnings per share	$0.23	$0.21	$0.46	$0.43

Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net cash provided by operating activities	$12,350	$8,980	$41,582	$27,256
Purchases of property and equipment	(6,067)	(6,184)	(12,231)	(12,956)
Non-GAAP free cash flow	$6,283	$2,796	$29,351	$14,300
The following table highlights certain information related to our liquidity and capital resources:

(In thousands)	June 30, 2014	December 31, 2013
	(unaudited)
Cash and cash equivalents	$136,500	$89,962
Short-term marketable securities	139,765	148,962
Long-term marketable securities	36,754	36,528
Total cash, cash equivalents and marketable securities	$313,019	$275,452

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$401,130	$348,866

Contact:
Ed Joyce
Director, Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com